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                                                                    Exhibit 4.21


                              CERTIFICATE OF TRUST
                                       OF
                             NEXTEL CAPITAL TRUST I

                This Certificate of Trust of Nextel Capital Trust I ("Trust") is being duly executed and filed by the undersigned trustee to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

                1. Name. The name of the statutory trust formed hereby is Nextel Capital Trust I.

                2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Act.

                                                THE BANK OF NEW YORK (DELAWARE),
                                                not in its individual capacity
                                                but solely as Trustee


                                                By: /s/ Michael Santino
                                                   -----------------------------
                                                   Name: Michael Santino
                                                   Title: Senior Vice President